Exhibit 99.1

For Immediate Release NEWS RELEASE

Contact: Alexander Nickolatos, CFO Investorrelations@ecostim-es.com 281-531-7200

Eco-Stim Energy Solutions Completes Equity Private Placement

HOUSTON, TEXAS – July 9, 2014 - Eco-Stim Energy Solutions, Inc. (“EcoStim” or “the Company”) (OTCQB: ESES) today announced that Albright Capital Management, LLC (“ACM”), an emerging markets investment firm headquartered in Washington, DC exercised its option to purchase 1,333,333 shares of the Company’s common stock at $6 per share for net proceeds of approximately $8 million, pursuant to the previously announced securities purchase option agreement, dated May 29, 2014 (the “Option Agreement”). This option was granted to ACM in connection with the $22 million convertible debt facility the Company closed with ACM in May 2014. The Company has borrowed $11.8 million under the convertible debt facility. In connection with the consummation of the exercise of the option, ACM will have the ability to appoint two additional members to the EcoStim board of directors. The Company intends to use the net proceeds of approximately $30 million from the exercise of ACM’s option and the convertible note facility for working capital and capital expenditures related to additional well stimulation and coiled tubing assets to be utilized in the rapidly growing Argentina oilfield service market. In accordance with the Option Agreement, the closing of the option exercise is expected to occur within three days and is subject to customary closing conditions.

J. Chris Boswell, EcoStim’s President and Chief Executive Officer, stated, “We are excited that ACM has elected to exercise their equity option. We feel this equity participation better aligns their overall interest with those of the management team and other shareholders. Their involvement brings valuable experience to our board as we continue to grow our Company in emerging markets around the world. We believe that ACM shares the vision for our Company and has the unique skill sets to complement our management team. This commitment to our Company not only makes us stronger financially, but also strategically. We believe that with 80% of the world’s shale resources located outside of North America and roughly 80% of the required equipment, know-how and technology located in North America, that our services will be well received in the markets we are pursuing. International business experience and relationships matter and having ACM’s expertise and influence internationally will give us an additional competitive advantage.”

About the Company

Eco-Stim Energy Solutions is an environmentally focused oilfield service and technology company providing proprietary field management technologies and well stimulation and completion services to oil and gas producers drilling in the rapidly expanding international unconventional shale market. EcoStim’s proprietary methodology and technology offers the potential to decrease the number of stages stimulated in shale plays through a unique process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions, surface footprint and water usage. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

2930 W. Sam Houston Pkwy N.     ●     Suite 275     ●     Houston, Texas 77043     ●     Tel: 281-531-7200    ●    Fax: 281-531-7297

Forward-Looking Statements:

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in Its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These Include the factors discussed or referenced in the "Risk Factors" section of the Company's 10-K filed with the Securities and Exchange Commission on March 28, 2014 and risks relating to expected continued development of fracturing operations and unconventional activity in Argentina ; expected financial results for past and future periods; the effects of government regulation ; permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; drilling and operating risks; the adequacy of the Company's resources and liquidity; difficult and adverse conditions in the domestic and global capital and credit markets; risks related to the concentration of our operations in South America; shortages of oilfield and well stimulation service equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; uncertainties about the Company's ability to successfully execute its business and financial plans and strategies; general economic and business conditions, either internationally or domestically or in the jurisdictions in which the Company operates; competition in the oil and natural gas industry; uncertainty concerning the Company's assumed or possible future results of operations; the Company's existing indebtedness; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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2930 W. Sam Houston Pkwy N.     ●     Suite 275     ●     Houston, Texas 77043     ●     Tel: 281-531-7200    ●    Fax: 281-531-7297